UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

THORNBURG ETF TRUST

(Exact name of registrant as specified in its charter)

Massachusetts	See below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2300 North Ridgetop Road Santa Fe, NM	87506
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of the Exchange on which Each Class is to be so Registered	I.R.S. Employer Identification Number
Shares of beneficial interest, no par value per share, of each of: Thornburg Core Plus Bond ETF	Nasdaq Stock Market, LLC	33-1289466

Thornburg Multi Sector Bond ETF	Nasdaq Stock Market, LLC	33-1298871

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-282372

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest of each of Thornburg Core Plus Bond ETF and Thornburg Multi Sector Bond ETF, each a series of Thornburg ETF Trust (the “Registrant”), is incorporated by reference to Pre-Effective Amendment No. 3 to the Registrant’s registration statement on Form N-1A (the “Registration Statement”), filed with the Securities and Exchange Commission on January 16, 2025 (File Nos. 333-282372; 811-24005). Any form of supplement to the Registration Statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1.	Agreement and Declaration of Trust of the Registrant, dated September 9, 2024, is incorporated by reference to the Registration Statement filed on September 27, 2024.

2.	Bylaws of the Registrant, dated September 9, 2024, is incorporated by reference to the Registration Statement filed on September 27, 2024.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized, as of February 4, 2025.

Thornburg ETF Trust

By:	/s/ Curtis Holloway
Name:	Curtis Holloway
Title:	Chief Financial Officer and Treasurer